USCA All Terrain Fund

SUPPLEMENT TO THE
STATEMENT OF ADDITIONAL INFORMATION

Supplement dated October 27, 2022
to the Statement of Additional Information (“SAI”) dated July 29, 2022

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The following replaces the chart in the SAI entitled “Interested Trustees and Officers” under the heading “Trustee Qualifications”:

Interested Trustees and Officers

Name, Address and Birth Year	Position/Term of Office and Length Served*	Principal Occupation During the Past Five Years	Number of Portfolios in Fund Complex Overseen by Trustee	Other Directorships held by Trustee During the Past Five Years
Phil Pilibosian (Born 1968)	President and Trustee since April 2015	Managing Director; US Capital Advisors LLC (October 2013- present); Portfolio Manager, USCA Asset Management LLC (October 2008– present)	1	Trustee, USCA Fund Trust (July 2016- August 2021)
OFFICERS WHO ARE NOT TRUSTEES
Bryan Prihoda (Born 1987)	Secretary since April 2015 and Anti-Money Laundering Officer since November 2021	Director, US Capital Advisors LLC (October 2013 – present)	n/a	n/a
Kasey de Jonckheere (Born 1979)	Treasurer since October 2022
Chief Financial
Officer, US Capital
Advisors LLC
(August 2022-
Present); Director of
Accounting
(January 2021-
August 2022),
Controller (January
2018-December
2020), and
Controller-Financial
Reporting (January
2016- December
2017), Cockrell
Interests, LLC, a
wealth management
firm

			n/a	n/a

Kevin Hourihan (Born 1978)	Chief Compliance Officer, since October 2022
Senior Principal
Consultant,Fund
Chief Compliance
Officer, ACA
Global, LLC, a
governance, risk
and compliance
adviser to financial
services companies
(September 2022-
Present); Chief
Compliance Officer,
Ashmore Funds
(September 2017-
September 2022)

		n/a	n/a

* Each officer and trustee serve an indefinite term.

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The Fund’s Prospectus and SAI dated JULY 29, 2022, provide information that you should know before investing in the Fund and should be retained for future reference.  The Prospectus and SAI have been filed with the Securities and Exchange Commission, are incorporated herein by reference and are available upon request and without charge by calling toll-free 1-877-653-1415.

Please retain this Supplement for future reference.